UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Dell Inc.

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On April 16, 2013, the Special Committee of Dell’s Board of Directors issued the following press release:

DELL ENTERS INTO AGREEMENT WITH CARL ICAHN

Round Rock, TX – April 15, 2013 – Dell Inc. (NASDAQ: DELL) today announced that its Board of Directors, based on the recommendation of the Board’s Special Committee, has approved an agreement with Carl Icahn, under which Mr. Icahn and affiliated entities have agreed not to make purchases that would cause them to own more than 10% of Dell’s shares or enter into agreements with other shareholders who, together with the Icahn entities, would collectively own in excess of 15% of Dell’s shares. Dell has also granted the Icahn entities a limited waiver under Section 203 of the Delaware General Corporation Law which facilitates Mr. Icahn’s ability to engage with other Dell stockholders.

Icahn Enterprises had notified Dell on March 14, 2013 of its filing for early termination of the waiting period under the HSR Act with the United States Department of Justice and the Federal Trade Commission for permission to acquire up to 25% of Dell’s outstanding shares. The Icahn request received HSR approval on April 10, 2013.

As previously disclosed, Mr. Icahn submitted a non-binding alternative acquisition proposal during the “go-shop” process established under the terms of the merger agreement with Michael Dell and investment funds affiliated with Silver Lake Partners and the Special Committee determined that Mr. Icahn’s proposal could reasonably be expected to result in a superior proposal, as defined under the terms of the merger agreement. The Special Committee believes that granting the limited waiver to Mr. Icahn while capping his share ownership will maximize the chances of eliciting a superior proposal from Mr. Icahn while at the same time protecting shareholders against potential accumulation of an unduly influential voting interest.

The agreement with Mr. Icahn will expire upon the earliest of consummation of the Michael Dell/Silver Lake Partners transaction, consummation of a superior alternative transaction, or January 15, 2014.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.Dell.com. You may follow the Dell Investor Relations Twitter account at: http://twitter.com/Dellshares. To communicate directly with Dell, go to www.Dell.com/Dellshares.

Media Contacts:

Contacts for the Special Committee:

George Sard/Paul Verbinnen/Jim Barron/Matt Benson

Sard Verbinnen & Co.

(212) 687-8080

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a preliminary proxy statement and other documents relating to the proposed merger on March 29, 2013. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. Stockholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.